Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-69358 on Form S-8 of our report dated June 24, 2025, appearing in this Annual Report on Form 11-K of the CoreCivic 401(k) Plan for the year ended December 31, 2024.

/s/ BAKER TILLY US, LLP

Peachtree Corners, Georgia

June 24, 2025